SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


                   Date of Report:  September 6, 1995
                     Date of earliest event reported



                      INTERNATIONAL YOGURT COMPANY
          Exact name of registrant as specified in its Chapter



        OR                      0-16787                  91-0989395
     State of                  Commission               IRS Employer
   Incorporation               File Number             Identification
                                                            Number

5858 N.E. 87th Avenue        Portland, Oregon               97220
Address of principal executive office                      Zip Code



Registrant's telephone number, including area code:  (503) 256-3754



                               NOT APPLICABLE
                       Former name or former address
                       if changed since last report



This filing contains    4    pages

Item 4.  Changes in Registrant's Certifying Account

(a) Previous Timely Report of this Change. On September 6, 1995, a change in the Company's certifying accountant occurred.
       This was reported in Item 5 of a Form 10 Q filing for the fiscal quarter ended July 31, 1995 (the "Form 10-Q Filing"). The Form 10 Q Filing was filed by the Company with the Securities and Exchange Commission on September 13, 1995, within the five business days required by the instructions to Form 8-K with respect to such an event. For the reasons stated below, the Company subsequently determined to supplement the information reported and is filing this Form 8-K in order to do so.

(b)    Previous Independent Accountants

      (i) On September 6, 1995, International Yogurt Company dismissed Price Waterhouse LLP as its independent accountants.

      (ii) The Company's Board of Directors approved the decision to change independent accountants.

     (iii) The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     (iv) In connection with its audits for the two most recent fiscal years and through September 6, 1995, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.

     (v) On September 12, 1995, the engagement manager at Price Waterhouse LLP advised the Company to include in the Form 10-Q Filing the following statement: "During the two most recent fiscal years and through September 6, 1995, there have been no reportable events as defined in Regulation S-K Item 304(a)(1)(v)." The engagement manager informed the Company that this language was subject to the approval of the engagement partner at Price Waterhouse LLP who was out of the country and that, once the engagement partner's approval had been received, a letter signed by the engagement partner prior to his departure would be delivered to the Company. Later that day, the Company received from Price Waterhouse LLP a signed letter dated September 11, 1995, stating that "We have read Item 5 of International Yogurt Company's Form 10-Q dated September 8, 1995 and are in agreement with the statements contained therein."

     (vi) Subsequent to the filing of the Form 10-Q Filing, the Company was advised on September 14, 1995 that the Price Waterhouse LLP engagement partner did not conclude that there were no reportable event as defined in Regulation S-K, Item 304(a)(v) and that he had drafted and signed the letter of September 11, 1995 based upon his understanding with the engagement manager that the filing would include the disclosures contained in paragraph (vii) below. The letter had been inadvertently released to the Company prior to the engagement partner's approval. Price Waterhouse LLP has reviewed this matter and has advised the Company the language of Item 5 of the Form 10-Q Filing should be revised to include the statements contained in paragraph (vii) below.

   (vii) In Price Waterhouse LLP's Report to the Audit Committee and Management Recommendations Report, both reports dated January 13, 1995, Price Waterhouse LLP reported two reportable conditions as follows: 1) The detail for subsidiary accounts, including accounts receivable and accounts payable, were not always reconciled on a regular, timely basis to the related general ledger balances, and
           2) The Company did not utilize a detailed, consistent methodology to determine the cost of its finished goods inventories. Notwithstanding these conditions,
           Price Waterhouse LLP was able to expand the scope of its audit work and rendered an unqualified opinion with regard to the Company's financial statements for the year ended October 31, 1994.

   (viii)  Based upon Price Waterhouse LLP's recommendations, the
           Company has taken corrective measures.

   (ix) Price Waterhouse LLP has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements. A copy of this letter dated
           October 20, 1995 is filed as an exhibit to this Form 8-K.

(c) New Independent accountants. On September 6, 1995, the Company's Board of Directors selected the accounting firm of Grant Thornton to serve as the Company's independent accountants for the fiscal year ending October 31, 1995, following a competitive bidding process conducted by management. During the two most recent fiscal years and through September 6, 1995, the Company has not consulted with Grant Thornton regarding any manner in connection with accounting principles relating to specific transactions, the Company's financial statements, or any matter.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a)     Financial Statements

          Not applicable.

  (b)     Pro Forma Financial Information

          Not Applicable.

  (c)     Exhibits

          (l) Price Waterhouse LLP letter addressed to the Securities Exchange Commission


                             SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

                         INTERNATIONAL YOGURT COMPANY
                                       Registrant



Date:  October 20, 1995     By:  __________________________
                                John N. Hanna, Chief Executive Officer

Price Waterhouse LLP




October 20, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                                     International Yogurt Company

We have read Item 4 of International Yogurt Comapny's Form
8-K dated October 20, 1995 and are agreement with the statements contained in paragraphs(b)(i), (ii), (iii),
(iv), (v), (vi), (vii) and (ix) therein.

Inasmuch as we have conducted no auditing procedures since January 13, 1995, the date of our report on the financial statements of International Yogurt Company as of and for the year ended October 31, 1994, we have no basis for comment on the statements contained paragraph (b)(viii) of Item 4 of International Yogurt Company's Form 8-K dated October 20, 1995.

Yours very truly,

Pricc Waterhouse LLP